  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 22, 1996

                                                     REGISTRATION NO. 333-06609
- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                ---------------

                             AMENDMENT NO. 2
                                      TO
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                ---------------

                             SPRINT SPECTRUM L.P.
       (EXACT NAME OF CO-REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    4812                    48-1165245
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                                ---------------

                      SPRINT SPECTRUM FINANCE CORPORATION
       (EXACT NAME OF CO-REGISTRANT ISSUER AS SPECIFIED IN ITS CHARTER)

         DELAWARE                    4812                    43-1746537
     (STATE OR OTHER     (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
     JURISDICTION OF      CLASSIFICATION CODE NUMBER)  IDENTIFICATION NUMBER)
     INCORPORATION OR
      ORGANIZATION)

                                ---------------

    4717 GRAND AVENUE--FIFTH FLOOR           JOSEPH M. GENSHEIMER, ESQ.
      KANSAS CITY, MISSOURI 64112       SPRINT SPECTRUM HOLDING COMPANY, L.P.
            (816) 559-1000                 4717 GRAND AVENUE--FIFTH FLOOR
   (ADDRESS, INCLUDING ZIP CODE, AND         KANSAS CITY, MISSOURI 64112
          TELEPHONE NUMBER,                        (816) 559-1000
     INCLUDING AREA CODE, OF EACH        (NAME, ADDRESS, INCLUDING ZIP CODE,
   REGISTRANT'S PRINCIPAL EXECUTIVE            AND TELEPHONE NUMBER,
               OFFICES)                   INCLUDING AREA CODE, OF AGENT FOR
                                                      SERVICE)

                                ---------------

                                  COPIES TO:
          JOHN B. TEHAN, ESQ.                JONATHAN A. SCHAFFZIN, ESQ.
      SIMPSON THACHER & BARTLETT               DANIEL J. ZUBKOFF, ESQ.
         425 LEXINGTON AVENUE                  CAHILL GORDON & REINDEL
       NEW YORK, NEW YORK 10017                    80 PINE STREET
            (212) 455-2000                    NEW YORK, NEW YORK 10005
                                                   (212) 701-3000

                                ---------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As promptly as practicable after this Registration Statement becomes effective.

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

  THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

- - -------------------------------------------------------------------------------
- - -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered which, except as otherwise indicated, will be paid solely by the Registrants. All the amounts shown are estimates, except the Securities and Exchange Commission ("Commission") registration fee and the NASD filing fee:

   Securities and Exchange Commission registration fee................ $224,138
   NASD filing fee.................................................... $ 30,500
   Accountants' fees and expenses .................................... $      *
   Printing expenses.................................................. $      *
   Legal fees and expenses............................................ $      *
   Blue Sky fees and expenses......................................... $ 35,000
   Trustees' fees and expenses........................................ $      *
   Miscellaneous fees and expenses.................................... $      *
   Other.............................................................. $      *
                                                                       --------
     Total............................................................ $
                                                                       ========

  --------
  * To be determined.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Subject to any terms, conditions or restrictions set forth in the Partnership Agreement of Sprint Spectrum L.P. ("Sprint Spectrum"), Section 17-108 of the Delaware Uniform Revised Limited Partnership Act empowers a Delaware limited partnership to indemnify and hold harmless any partner or other person from and against all claims and demands whatsoever. The Partnership Agreement of Sprint Spectrum provides that no Partner, former Partner or Representative or former Representative, no affiliate of any thereof, no partner, shareholder, director, officer, employee or agent of any of the foregoing, nor any officer or employee of Sprint Spectrum will be liable in damages for any act or failure to act in such person's capacity as a Partner or Representative or otherwise on behalf of Sprint Spectrum or any of its subsidiaries unless such act or omission constituted bad faith, gross negligence, fraud or willful misconduct of such person or a violation by such person of the Partnership Agreement of Sprint Spectrum or an agreement between such person and Sprint Spectrum or a subsidiary thereof. Subject to certain conditions, each Partner, former Partner, Representative and former Representative, each Affiliate of any thereof, each partner, shareholder, director, officer, employee and agent of any of the foregoing, and each officer and employee of Sprint Spectrum, will be indemnified and held harmless by Sprint Spectrum from and against any liability for damages and expenses, including reasonable attorneys' fees and disbursements and amounts paid in settlement, resulting from any threatened, pending or completed action, suit or proceeding relating to or arising out of such person's acts or omissions in such person's capacity as a Partner or Representative or otherwise involving such person's activities on behalf of Sprint Spectrum or any of its subsidiaries, except to the extent that such damages or expenses result from the bad faith, gross negligence, fraud or willful misconduct of such person or a violation by such person of the Partnership Agreement of Sprint Spectrum, or an agreement between such person and Sprint Spectrum or any of its subsidiaries.

  Under Section 145 of the Delaware General Corporation Law (the "Delaware Law"), a corporation may indemnify its directors, officers, employees and agents and its former directors, officers, employees and agents and those who serve, at the corporation's request, in such capacity with another enterprise, against expenses (including attorney's fees), as well as judgments, fines and settlements in nonderivative lawsuits, actually and reasonably incurred in connection with the defense of any action, suit or proceeding in which they or any of them were or are made parties or are threatened to be made parties by reason of their serving or having served in such capacity. The Delaware Law provides, however, that such person must have acted in good faith and in a manner such person reasonably believed to be in (or not opposed to) the best interests of the corporation and, in the right of the corporation, where such person has been adjudged liable to the corporation, unless, and only to the extent that a court determines that such person fairly and reasonably is entitled to indemnity for costs the court deems proper in light of liability adjudication. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

  Sprint Spectrum Finance Corporation's Certificate of Incorporation and By-Laws provide for mandatory indemnification of directors and officers on generally the same terms as permitted by the Delaware Law. Under the By-Laws, the Company is required to advance expenses incurred by an officer or director in defending any such action if the director or officer undertakes to repay such amount if it is determined that the director or officer is not entitled to indemnification.

  Reference is made to the form of Underwriting Agreement, filed as Exhibit
1.1 to this Registration Statement, which provides for the indemnification of the partnership board representatives and officers of each of the Registrants signing this Registration Statement and certain controlling persons of each of the Registrants against certain liabilities (including those arising under the Securities Act), in certain instances by the Underwriters.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

  There have been no sales of securities of either of the Registrants.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

 (a) Exhibits

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  1.1*   Form of Underwriting Agreement, dated as of [     ], 1996 among the
         Underwriters and the Registrants with respect to the Notes
  3.1**  [Intentionally omitted]
  3.2**  Certificate of Limited Partnership of Sprint Spectrum L.P.
  3.3**  Certificate of Incorporation of Sprint Spectrum Finance Corporation
  3.4**  By-laws of Sprint Spectrum Finance Corporation
  3.5**  Amended and Restated Agreement of Limited Partnership of MajorCo, L.P.
         (renamed Sprint Spectrum Holding Company, L.P.), dated January 31,
         1996, among Sprint Spectrum, L.P. (renamed Sprint Enterprises, L.P.),
         TCI Network Services, Comcast Telephony Services and Cox Telephony
         Partnership
  3.6**  Agreement of Limited Partnership of MajorCo Sub, L.P. (renamed Sprint
         Spectrum L.P.), dated as of March 28, 1995, among MajorCo, L.P. and
         MinorCo, L.P.
  4.1*   Form of Senior Note Indenture between the Registrants and The Bank of
         New York, as Trustee
  4.2*   Form of Senior Note
  4.3*   Form of Senior Discount Note Indenture between the Registrants and The
         Bank of New York, as Trustee
  4.4*   Form of Senior Discount Note
  5.1*   Opinion of Simpson Thacher & Bartlett regarding the legality of the
         Notes being registered
 10.1*** Procurement and Services Contract, dated as of January 31, 1996, between MajorCo, L.P. and Northern Telecom, Inc. [Schedules omitted]

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.2*** Procurement and Services Contract, dated as of January 31, 1996, between MajorCo, L.P. and AT&T Corp. [Schedules omitted]
 10.3*   Amended and Restated Sprint Trademark License Agreement, dated as of
         January 31, 1996, between Sprint Communications Company, L.P. and
         MajorCo, L.P.
 10.4*   Paging Sales Agency Agreement, dated as of January 17, 1996, between
         MajorCo, L.P. and Sprint Communications Company, L.P. [Schedules
         omitted]
 10.5*   Wirelessco Affiliation Agreement, dated as of January 9, 1995 between
         American PCS, L.P. and WirelessCo, L.P.
 10.6*   Second Amended and Restated Limited Partnership Agreement of American
         PCS, L.P., dated as of January 9, 1995, among American Personal
         Communications, Inc., WirelessCo, L.P. and The Washington Post Company
 10.7*** Purchase and Supply Agreement, dated as of June 21, 1996, between
         Sprint Spectrum L.P. and QUALCOMM Personal Electronics and QUALCOMM
         Incorporated and Sony Electronics Inc. [Schedules omitted]
 10.8*   Commitment Letter of Northern Telecom Inc. to Sprint Spectrum L.P.
         dated as of June 11, 1996 [Annex omitted]
 10.9*   Commitment Letter of Chase Securities Inc. and Chemical Bank to Sprint
         Spectrum L.P. dated June 7, 1996 [Annexes omitted]
 10.10*  Commitment Letter of Lucent Technologies, Inc. to Sprint Spectrum L.P.
         dated June 21, 1996 [Annexes omitted]
 10.11*  Employment Agreement, dated as of September 29, 1995, by and among
         MajorCo, L.P. and
         Joseph M. Gensheimer
 12.1    Not applicable
 21.1**  Subsidiaries of the Registrants
 23.1*   Consent of Simpson Thacher & Bartlett (included in Exhibit 5)
 23.2**  Consent of Deloitte & Touche LLP
 23.3**  Consent of Price Waterhouse LLP
 24.1**  Powers of Attorney (included on signature pages to Registration
         Statement)
 25.1*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New York, as Trustee under the
         Senior Note Indenture
 25.2*   Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New York, as Trustee under the
         Senior Discount Note Indenture

- - --------
  * To be filed by subsequent amendment.
 ** Previously filed.

*** Portions of these Exhibits have been redacted. These portions have been separately filed with the Commission pursuant to a request for confidential treatment under Rule 406.

(b) Financial Statement Schedules

  Schedules are omitted for the reason that they are not required or are not applicable.

ITEM 17. UNDERTAKINGS
  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 14 above, or otherwise, the registrants have been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by any registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The Registrants hereby undertake:
    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SPRINT SPECTRUM L.P. HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, MISSOURI, ON JULY 18, 1996.

                                          Sprint Spectrum L.P.

                                          By: Sprint Spectrum Holding Company,
                                                L.P., its General Partner

                                            /s/ Robert M. Neumeister, Jr.
                                          By: _________________________________

                                              Chief Financial Officer

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

                                       Chief Executive
               *                        Officer and             July 18, 1996
- - -------------------------------------   President
           RONALD T. LEMAY

                                       Chief Technology
               *                        Officer                 July 18, 1996
- - -------------------------------------
          ARTHUR A. KURTZE

                  *                    Chief Business
- - -------------------------------------   Development Officer     July 18, 1996
        BERNARD A. BIANCHINO

             SIGNATURES                         TITLE                DATE

                  *                     Chief Financial
- - -------------------------------------    Officer                July 18, 1996
      ROBERT M. NEUMEISTER, JR.

                  *                     General Counsel and
- - -------------------------------------    Secretary              July 18, 1996
        JOSEPH M. GENSHEIMER

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
          WILLIAM T. ESREY

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
           GARY D. FORSEE

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
          GERALD W. GAINES

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
          ARTHUR B. KRAUSE

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
          JAMES O. ROBBINS

                  *                     Partnership Board
- - -------------------------------------    Representative         July 18, 1996
          LAWRENCE S. SMITH

     /s/ Robert M. Neumeister, Jr.
*By__________________________________
      ROBERT M. NEUMEISTER, JR.
          ATTORNEY-IN-FACT

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, SPRINT SPECTRUM FINANCE CORPORATION HAS DULY CAUSED THIS AMENDMENT TO THE REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF KANSAS CITY, MISSOURI, ON JULY 18, 1996.

                                          Sprint Spectrum Finance Corporation

                                            /s/ Robert M. Neumeister, Jr.
                                          By: _________________________________

                                               CHIEF FINANCIAL OFFICER


  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

             SIGNATURES                        TITLE                 DATE

                                       President and
               *                        Director                July 18, 1996
- - -------------------------------------
           RONALD T. LEMAY

                  *                    Vice President,
- - -------------------------------------   Treasurer               July 18, 1996
      ROBERT M. NEUMEISTER, JR.         (Principal
                                        Financial and
                                        Accounting
                                        Officer), and
                                        Director

                  *                    Secretary and
- - -------------------------------------   Director                July 18, 1996
        JOSEPH M. GENSHEIMER

     /s/ ROBERT M. NEUMEISTER, JR.
*By__________________________________
      ROBERT M. NEUMEISTER, JR.
          ATTORNEY-IN-FACT

                               INDEX TO EXHIBITS

                                                                   SEQUENTIALLY
 EXHIBIT                                                             NUMBERED
 NUMBER                   DESCRIPTION OF EXHIBIT                       PAGE
 -------                  ----------------------                   ------------
  1.1*   Form of Underwriting Agreement, dated as of [     ],
         1996 among the Underwriters and the Registrants with
         respect to the Notes
  3.1**  [Intentionally omitted]
  3.2**  Certificate of Limited Partnership of Sprint Spectrum
         L.P.
  3.3**  Certificate of Incorporation of Sprint Spectrum Finance
         Corporation
  3.4**  By-laws of Sprint Spectrum Finance Corporation
  3.5**  Amended and Restated Agreement of Limited Partnership
         of MajorCo, L.P. (renamed Sprint Spectrum Holding
         Company, L.P.), dated January 31, 1996, among Sprint
         Spectrum, L.P. (renamed Sprint Enterprises, L.P.), TCI
         Network Services, Comcast Telephony Services and Cox
         Telephony Partnership
  3.6**  Agreement of Limited Partnership of MajorCo Sub, L.P.
         (renamed Sprint Spectrum L.P.), dated as of March 28,
         1995, among MajorCo, L.P. and MinorCo, L.P.
  4.1*   Form of Senior Note Indenture between the Registrants
         and The Bank of New York, as Trustee
  4.2*   Form of Senior Note
  4.3*   Form of Senior Discount Note Indenture between the
         Registrants and The Bank of New York, as Trustee
  4.4*   Form of Senior Discount Note
  5.1*   Opinion of Simpson Thacher & Bartlett regarding the
         legality of the Notes being registered
 10.1*** Procurement and Services Contract, dated as of January
         31, 1996, between MajorCo, L.P. and Northern Telecom,
         Inc. [Schedules omitted]
 10.2*** Procurement and Services Contract, dated as of January
         31, 1996, between MajorCo, L.P. and AT&T Corp.
         [Schedules omitted]
 10.3*   Amended and Restated Sprint Trademark License
         Agreement, dated as of January 31, 1996, between Sprint
         Communications Company, L.P. and MajorCo, L.P.
 10.4*   Paging Sales Agency Agreement, dated as of January 17,
         1996, between MajorCo, L.P. and Sprint Communications
         Company, L.P. [Schedules omitted]
 10.5*   Wirelessco Affiliation Agreement, dated as of January
         9, 1995 between American PCS, L.P. and WirelessCo, L.P.
 10.6*   Second Amended and Restated Limited Partnership
         Agreement of American PCS, L.P., dated as of January 9,
         1995, among American Personal Communications, Inc.,
         WirelessCo, L.P. and The Washington Post Company
 10.7*** Purchase and Supply Agreement dated as of June 21,
         1996, between Sprint Spectrum L.P. and QUALCOMM
         Personal Electronics and QUALCOMM Incorporated and Sony
         Electronics Inc. [Schedules Omitted]
 10.8*   Commitment Letter of Northern Telecom Inc. to Sprint
         Spectrum L.P. dated June 11, 1996. [Annex omitted]
 10.9*   Commitment Letter of Chase Securities Inc. and Chemical
         Bank to Sprint Spectrum L.P. dated June 7, 1996.
         [Annexes omitted]
 10.10*  Commitment Letter from Lucent Technologies, Inc. to
         Sprint Spectrum L.P. dated June 21, 1996. [Annexes
         omitted]
 10.11*  Employment Agreement, dated as of September 29, 1995, by and among MajorCo, L.P. and Joseph M. Gensheimer.
 12.1    Not applicable.
 21.1**  Subsidiaries of the Registrants
 23.1*   Consent of Simpson Thacher & Bartlett (included in
         Exhibit 5)
 23.2**  Consent of Deloitte & Touche LLP
 23.3**  Consent of Price Waterhouse LLP
 24.1**  Powers of Attorney (included on signature pages to
         Registration Statement)

                                                                  SEQUENTIALLY
 EXHIBIT                                                            NUMBERED
 NUMBER                  DESCRIPTION OF EXHIBIT                       PAGE
 -------                 ----------------------                   ------------
  25.1*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New
         York, as Trustee under the Senior Note Indenture
  25.2*  Statement of Eligibility under the Trust Indenture Act of 1939, as amended, on Form T-1 of The Bank of New
         York, as Trustee under the Senior Discount Note
         Indenture

- - -------

  * To be filed by subsequent amendment.

 ** Previously filed.

*** Portions of these Exhibits have been redacted. These portions have been separately filed with the commission pursuant to a request for confidential treatment under Rule 406.